Exhibit 99.1

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

GLOSSARY OF TERMS

The following abbreviations and acronyms may be used in these financial statements to identify The Cleveland Electric Illuminating Company and its current and former subsidiaries and affiliated companies:

CEI	The Cleveland Electric Illuminating Company, an Ohio electric utility operating affiliated company
FE	FirstEnergy Corp., a public utility holding company
FirstEnergy	FirstEnergy Corp., together with its consolidated subsidiaries
OE	Ohio Edison Company, an Ohio electric utility operating subsidiary
Ohio Companies	CEI, OE and TE
TE	The Toledo Edison Company, an Ohio electric utility operating subsidiary
The following abbreviations and acronyms may be used to identify frequently used terms in these financial statements:
AOCL	Accumulated Other Comprehensive Loss
ARP	Alternative Revenue Program
ASC	Accounting Standard Codification
ASU	Accounting Standards Update
DCR	Delivery Capital Recovery
DMR	Distribution Modernization Rider
DPM	Distribution Platform Modernization
ELPC	Environmental Law & Policy Center
EPA	United States Environmental Protection Agency
ERO	Electric Reliability Organization
ESP IV	Electric Security Plan IV
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FPA	Federal Power Act
GAAP	Accounting Principles Generally Accepted in the United States of America
IRS	Internal Revenue Service
kV	Kilovolt
LLC	Limited Liability Corporation
NERC	North American Electric Reliability Corporation
NOAC	Northwest Ohio Aggregation Coalition
OCC	Ohio Consumers’ Counsel
OMAEG	Ohio Manufacturers’ Association Energy Group
OPEB	Other Post-Employment Benefits
ORC	Ohio Revised Code
PJM	PJM Interconnection, L.L.C.
PUCO	Public Utilities Commission of Ohio
RECs	Renewable Energy Credits
RFC	ReliabilityFirst Corporation
RFP	Request for Proposal
SAB	SEC Staff Accounting Bulletin
SEC	United States Securities and Exchange Commission
Seventh Circuit	United States Court of Appeals for the Seventh Circuit
SPE	Special Purpose Entity
Tax Act	Tax Cuts and Jobs Act adopted December 22,2017
VIE	Variable Interest Entity

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
STATEMENTS OF INCOME
REVENUES:
Electric sales	$277	$260	$763	$713
Excise tax collections	19	17	51	48

Total revenues	296	277	814	761

OPERATING EXPENSES:
Purchased power from affiliates	5	9	20	21
Purchased power from non-affiliates	23	23	71	76
Other operating expenses	77	84	235	249
Provision for depreciation	26	24	76	73
Amortization (deferral) of regulatory assets, net	20	13	(1)	11
General taxes	49	46	141	135

Total operating expenses	200	199	542	565

OPERATING INCOME	96	78	272	196

OTHER INCOME (EXPENSE):
Miscellaneous income, net	5	2	14	7
Interest expense	(20)	(23)	(61)	(73)

Total other expense	(15)	(21)	(47)	(66)

INCOME BEFORE INCOME TAXES	81	57	225	130
INCOME TAXES	16	21	43	47

NET INCOME	$65	$36	$182	$83

STATEMENTS OF COMPREHENSIVE INCOME
NET INCOME	$65	$36	$182	$83

OTHER COMPREHENSIVE LOSS:
Pension and OPEB prior service costs	(1)	(1)	(3)	(3)

Other comprehensive loss	(1)	(1)	(3)	(3)
Income tax benefits on other comprehensive loss	—	—	(1)	(1)

Other comprehensive loss, net of tax	(1)	(1)	(2)	(2)

COMPREHENSIVE INCOME	$64	$35	$180	$81

The accompanying Notes to Interim Consolidated Financial Statements are an integral part of these financial statements.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In millions, except share amounts)	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$50
Restricted cash	7	13
Receivables-
Customers, net of allowance for uncollectible accounts of $7 in 2018 and $6 in 2017	131	123
Affiliated companies	24	38
Other	33	9
Notes receivable from affiliated companies	30	19
Prepaid taxes and other	2	3

	227	255

UTILITY PLANT:
In service	3,227	3,155
Less — Accumulated provision for depreciation	1,279	1,236

	1,948	1,919
Construction work in progress	47	40

	1,995	1,959

OTHER PROPERTY AND INVESTMENTS	7	10

DEFERRED CHARGES AND OTHER ASSETS:
Goodwill	1,689	1,689
Property taxes	29	116
Other	20	7

	1,738	1,812

	$3,967	$4,036

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
Currently payable long-term debt	$321	$322
Short-term borrowings - affiliated companies	—	2
Accounts payable-
Affiliated companies	31	37
Other	7	8
Accrued taxes	122	118
Accrued interest	24	15
Other	39	38

	544	540

CAPITALIZATION:
Common stockholder’s equity-
Common stock, without par value, authorized 105,000,000 shares - 67,930,743 shares outstanding	1,234	1,228
Accumulated other comprehensive loss	(3)	(1)
Retained earnings	390	314

Total common stockholder’s equity	1,621	1,541
Long-term debt and other long-term obligations	1,062	1,082

	2,683	2,623

NONCURRENT LIABILITIES:
Accumulated deferred income taxes	286	279
Retirement benefits	93	123
Regulatory liabilities	183	174
Property taxes	—	116
Other	178	181

	740	873

	$3,967	$4,036

The accompanying Notes to Interim Consolidated Financial Statements are an integral part of these financial statements.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
(In millions)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$182	$83
Adjustments to reconcile net income to net cash from operating activities-
Depreciation and amortization (deferral) of regulatory assets, net	93	84
Deferred income taxes and investment tax credits, net	(4)	(14)
Pension trust contribution	(31)	—
Change in current assets and liabilities-
Receivables	(15)	19
Accounts payable	(7)	(3)
Accrued taxes	(25)	(21)
Accrued interest	9	10
Other current liabilities	(1)	(5)
Long-term PJM receivables	(11)	—
Other	(3)	4

Net cash provided from operating activities	187	157

CASH FLOWS FROM FINANCING ACTIVITIES:
New Financing-
Short-term borrowings, net	—	105
Redemptions and Repayments-
Long-term debt	(19)	(148)
Short-term borrowings, net	(2)	—
Common stock dividend payments	(105)	(50)
Other	(2)	(3)

Net cash used for financing activities	(128)	(96)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions	(92)	(85)
Loans to affiliated companies, net	(11)	28
Asset removal costs	(12)	(9)

Net cash used for investing activities	(115)	(66)

Net change in cash, cash equivalents and restricted cash	(56)	(5)
Cash, cash equivalents and restricted cash at beginning of period	63	12

Cash, cash equivalents and restricted cash at end of period	$7	$7

The accompanying Notes to Interim Consolidated Financial Statements are an integral part of these financial statements.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Note Number		Page Number
1	Organization and Basis of Presentation	7
2	Revenue	9
3	Accumulated Other Comprehensive Loss	10
4	Pension and Other Postemployment Benefits	11
5	Taxes	12
6	Variable Interest Entities	12
7	Fair Value Measurements	13
8	Regulatory Matters	14
9	Commitments and Contingencies	18

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

Unless otherwise indicated, defined terms and abbreviations used herein have the meanings set forth in the accompanying Glossary of Terms.

CEI, together with its consolidated subsidiary, is a wholly-owned subsidiary of FE, and is incorporated in Ohio. CEI operates an electric distribution system in Ohio. CEI is subject to regulation by the PUCO and FERC.

CEI follows GAAP and complies with the regulations, orders, policies and practices prescribed by FERC and the PUCO. The preparation of financial statements in conformity with GAAP requires management to make periodic estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates. The reported results of operations are not necessarily indicative of results of operations for any future period. CEI has evaluated events and transactions for potential recognition or disclosure through October 30, 2018, the date the financial statements were issued. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2018, and its results of operations for the three months and nine months ended September 30, 2018, and 2017, and cash flows for the nine months ended September 30, 2018, and 2017. The condensed consolidated balance sheet at December 31, 2017, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Certain prior year amounts have been reclassified to conform to the current year presentation, as discussed under “—New Accounting Pronouncements—Recently Adopted Pronouncements.”

New Accounting Pronouncements

Recently Adopted Pronouncements

ASU 2014-09, “Revenue from Contracts with Customers” (issued May 2014 and subsequently updated to address implementation questions): The new revenue recognition guidance establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. CEI evaluated its revenues, and the new guidance had limited impacts to recognition practices upon adoption on January 1, 2018. As part of the adoption, CEI elected to apply the new guidance on a modified retrospective basis. CEI did not record a cumulative effect adjustment to retained earnings for initially applying the new guidance as no revenue recognition differences were identified in the timing or amount of revenue. See Note 2, “Revenue,” for additional information on CEI revenues.

ASU 2016-18, “Restricted Cash” (issued November 2016): ASU 2016-18 addresses the presentation of changes in restricted cash and restricted cash equivalents in the statement of cash flows. The guidance is required to be applied retrospectively. As a result of adopting this standard, CEI’s statement of cash flows reports changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents. Prior periods have been recast to conform to the current year presentation.

ASU 2017-01, “Business Combinations: Clarifying the Definition of a Business” (issued January 2017): ASU 2017-01 assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. CEI adopted ASU 2017-01 on January 1, 2018. The ASU will be applied prospectively to future transactions.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

ASU 2017-07, “Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (issued March 2017): ASU 2017-07 requires entities to retrospectively (1) disaggregate the current-service-cost component from the other components of net benefit cost and present it with other current compensation costs for related employees in the income statement and (2) present the other components of net benefit cost elsewhere in the income statement and outside of income from operations if such a subtotal is presented. In addition, only service costs are eligible for capitalization on a prospective basis. CEI adopted ASU 2017-07 on January 1, 2018. Because the non-service cost components of net benefit cost are no longer eligible for capitalization after December 31, 2017, CEI has recognized these components in income as a result of adopting this standard. CEI reclassified approximately $1 million and $3 million of non-service costs from Other operating expense to Miscellaneous income for the three and nine months ended September 30, 2017, respectively.

ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income” (issued February 2018): ASU 2018-02 allows entities to reclassify from AOCI to retained earnings stranded tax effects resulting from the Tax Act. CEI early adopted this standard during the first quarter of 2018 and has elected to present the change in the period of adoption. Upon adoption, CEI recorded a $1 million cumulative effect adjustment for stranded tax effects, such as pension and OPEB prior service costs, to retained earnings on January 1, 2018.

Recently Issued Pronouncements

The following new authoritative accounting guidance issued by the FASB has not yet been adopted. Unless otherwise indicated, CEI is currently assessing the impact such guidance may have on its financial statements and disclosures, as well as the potential to early adopt where applicable. CEI has assessed other FASB issuances of new standards not described below or in CEI’s audited financial statements for the year ended December 31, 2017, based upon the current expectation that such new standards will not significantly impact CEI’s financial reporting. Below is an update to the discussion of pronouncements contained in CEI’s audited financial statements for the year ended December 31, 2017.

ASU 2016-02, “Leases (Topic 842)” (issued February 2016 and subsequently updated to address implementation questions): The new guidance will require organizations that lease assets with lease terms of more than 12 months to recognize assets and liabilities for the rights and obligations created by those leases on their balance sheets, as well as new qualitative and quantitative disclosures. CEI expects an increase in assets and liabilities; however, it is currently assessing the impact, including monitoring utility industry implementation guidance, but expects no impact to results of operations or cash flows. CEI has developed its complete lease inventory and continues to identify, assess and document technical accounting issues, policy considerations, financial reporting implications and changes to internal controls and processes. In addition, CEI is in the process of implementing a third-party software tool that will assist with the initial adoption and ongoing compliance. The standard provides a number of transition practical expedients that entities may elect. These include a “package of three” expedients that must be taken together and allow entities to (1) not reassess whether existing contracts contain leases, (2) carryforward the existing lease classification and (3) not reassess initial direct costs associated with existing leases. A separate practical expedient allows entities to not evaluate land easements under the new guidance at adoption if they were not previously accounted for as leases. Additionally, entities have the option to apply the requirements of the standard in the period of adoption (January 1, 2019) with no restatement of prior periods. CEI expects to elect all of these practical expedients. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. CEI does not expect to adopt this standard early.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

2. REVENUE

CEI accounts for revenues from contracts with customers under ASC 606, “Revenue from Contracts with Customers,” which became effective January 1, 2018. As part of the adoption of ASC 606, CEI applied the new standard on a modified retrospective basis analyzing open contracts as of January 1, 2018. However, no cumulative effect adjustment to retained earnings was necessary as no revenue recognition differences were identified when comparing the revenue recognition criteria under ASC 606 to previous requirements.

Revenue from leases, financial instruments, other contractual rights or obligations and other revenues that are not from contracts with customers are outside the scope of the new standard and accounted for under other existing GAAP. CEI has elected to exclude sales taxes and other similar taxes collected on behalf of third parties from revenue as prescribed in the new standard. As a result, tax collections and remittances within the scope of this election are excluded from recognition in the income statement and instead recorded through the balance sheet, consistent with CEI’s accounting process prior to the adoption of ASC 606. Excise and gross receipts taxes that are assessed on CEI are not subject to the election and are included in revenue. CEI has elected the optional invoice practical expedient for most of its revenues. For a qualitative overview of CEI’s performance obligations, see below.

CEI’s principal business is providing electric service to customers in Ohio. CEI’s distribution customers are metered on a cycle basis. An estimate of unbilled revenues is calculated to recognize electric service provided from the last meter reading through the end of the month. This estimate includes many factors, among which are historical customer usage, load profiles, estimated weather impacts and prices in effect for each class of customer. In each accounting period, CEI accrues the estimated unbilled amount as revenue and reverses the related prior period estimate. Customer payments are generally due within 30 days.

The following table represents a disaggregation of revenue from contracts with customers for the three and nine months ended September 30, 2018, by type of service:

Revenues by Type of Service	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2018
	(In millions)
Distribution services	$227	$613
Retail generation	33	101
Other	8	19

Total revenues from contracts with customers (1)	268	733

ARP	24	69
Other non-customer revenue	4	12

Total revenues	$296	$814

(1)	Includes $6 million and $18 million in reductions to revenue related to amounts subject to refund resulting from the Tax Act for the three and nine months ended September 30, 2018, respectively.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

The following table represents a disaggregation of CEI’s revenue from contracts with distribution service and retail generation customers for the three and nine months ended September 30, 2018, by class:

Revenues by Customer Class	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2018
	(In millions)
Residential	$129	$336
Commercial	102	293
Industrial	25	71
Other	4	14

Total Revenues	$260	$714

3. ACCUMULATED OTHER COMPREHENSIVE LOSS

The changes in AOCL, net of tax, for the three and nine months ended September 30, 2018 and 2017 for CEI are shown in the following tables.

(In millions)	Defined Benefit Pension & OPEB Plans
AOCL Balance, July 1, 2018	$(2)

Amounts reclassified from AOCL	(1)

Other comprehensive loss	(1)
Income tax benefits on other comprehensive loss	—

Net other comprehensive loss	(1)

AOCL Balance, September 30, 2018	$(3)

AOCL Balance, July 1, 2017	$6

Amounts reclassified from AOCL	(1)

Other comprehensive loss	(1)
Income tax benefits on other comprehensive loss	—

Net other comprehensive loss	(1)

AOCL Balance, September 30, 2017	$5

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

(In millions)	Defined Benefit Pension & OPEB Plans
AOCL Balance, January 1, 2018	$(1)

Amounts reclassified from AOCL	(3)

Other comprehensive loss	(3)
Income tax benefits on other comprehensive loss	(1)

Net other comprehensive loss	(2)

AOCL Balance, September 30, 2018	$(3)

AOCL Balance, January 1, 2017	$7

Amounts reclassified from AOCL	(3)

Other comprehensive loss	(3)
Income tax benefits on other comprehensive loss	(1)

Net other comprehensive loss	(2)

AOCL Balance, September 30, 2017	$5

The following amounts were reclassified from AOCL for CEI in the three and nine months ended September 30, 2018 and 2017:

(In millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,			Affected Line Item in the Statement of Net Income
Reclassifications out of AOCL (1)	2018	2017	2018	2017
Defined Benefit Pension and OPEB Plans
Prior-service costs	$(1)	$(1)	$(3)	$(3	) (2)
	—	—	1	1		Income taxes

	$(1)	$(1)	$(2)	$(2)		Net of tax

(1)	Amounts in parenthesis represent credits to the Consolidated Statements of Income from AOCL.
(2)	These AOCL components are included in the computation of net periodic pension cost. See Note 4, “Pension and Other Postemployment Benefits,” for additional details.

4. PENSION AND OTHER POSTEMPLOYMENT BENEFITS

CEI’s net periodic pension costs and OPEB credits (before adjusting for amounts to be capitalized) were as follows:

	For the Three Months Ended September 30		For the Nine Months Ended September 30
(In millions)	2018	2017	2018	2017
Pension	$1	$1	$2	$4
OPEB	$(1)	$(1)	$(3)	$(3)

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

The net periodic pension costs and OPEB credits (net of amounts capitalized) recognized in earnings by CEI for the three and nine months ended September 30, 2018 and 2017 were as follows:

	For the Three Months Ended September 30		For the Nine Months Ended September 30
(In millions)	2018	2017	2018	2017
Pension	$—	$—	$(3)	$1
OPEB	$(1)	$—	$(3)	$(1)

As of both September 30, 2018 and December 31, 2017, CEI had $148 million of affiliated noncurrent liabilities related to allocated pension and OPEB mark-to-market costs.

During the first nine months of 2018, CEI made pension trust contributions of $31 million.

5. TAXES

CEI’s interim effective tax rates reflect the estimated annual effective tax rates for 2018 and 2017. These tax rates are affected by estimated annual permanent items, as well as discrete items that may occur in any given period, but are not consistent from period to period.

CEI’s effective tax rate for the three months ended September 30, 2018 and 2017 was 19.8% and 36.8%, respectively. CEI’s effective tax rate for the nine months ended September 30, 2018 and 2017 was 19.1% and 36.2%, respectively. The decrease in effective tax rates for both periods is primarily due to the decrease in the corporate federal income tax rate from 35% to 21%, which became effective January 1, 2018. Additionally, in 2018, CEI began amortizing a portion of the regulatory liability associated with excess deferred taxes, which resulted in a tax benefit for both periods, reducing the effective tax rates.

At December 31, 2017, CEI recorded provisional income tax amounts in its accounting for certain effects of the provisions of the Tax Act as allowed under SAB 118. In addition, SAB 118 allowed for a measurement period for companies to finalize the provisional amounts recorded as of December 31, 2017, not to exceed one year. During the third quarter of 2018, the IRS provided additional guidance regarding the Tax Act; however, the adjustments to the provisional amounts recorded as of December 31, 2017 were immaterial. CEI expects to complete its assessment and record any final adjustments to the provisional amounts in the fourth quarter of 2018. CEI’s assessment of accounting for the Tax Act is based upon management’s current understanding of the Tax Act. However, it is also expected that further guidance will be issued during the fourth quarter of 2018, which may result in adjustments that could have a material impact to CEI’s future results of operations, cash flows, or financial position.

For federal income tax purposes, CEI files as a member of the FirstEnergy consolidated group. In January 2018, the IRS completed its examination of FirstEnergy’s 2016 federal income tax return and issued a Full Acceptance Letter with no changes or adjustments to CEI’s taxable income.

6. VARIABLE INTEREST ENTITIES

CEI performs qualitative analyses based on control and economics to determine whether a variable interest classifies CEI as the primary beneficiary (a controlling financial interest) of a VIE. An enterprise has a controlling financial interest if it has both power and economic control, such that an entity has (i) the power to

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. CEI consolidates a VIE when it is determined that it is the primary beneficiary.

Consolidated VIEs

VIEs in which CEI is the primary beneficiary consist of the following (included in CEI’s consolidated financial statements):

Ohio Securitization

In September 2012, CEI formed CEI Funding LLC as a separate, wholly-owned limited liability SPE. The phase-in recovery bonds issued by the SPE are payable only from, and secured by, phase-in recovery property owned by the SPE (i.e., the right to impose, charge and collect irrevocable, non-bypassable, usage-based charges payable by retail electric customers in the service territories of CEI) and the bondholder has no recourse to the general credit of FirstEnergy or CEI. CEI, as servicer of the SPE, manages and administers the phase-in recovery property including the billing, collection and remittance of usage-based charges payable by retail electric customers. CEI is entitled to annual servicing fees of $232,000 that are recoverable through the usage-based charges. The SPE is considered a VIE and is consolidated into the financial statements of CEI. As of September 30, 2018 and December 31, 2017, $127 million and $145 million of the phase-in recovery bonds were outstanding, respectively.

Unconsolidated VIEs

CEI does not have any unconsolidated VIEs.

7. FAIR VALUE MEASUREMENTS

Long-Term Debt and Other Long-Term Obligations

The following table provides the approximate fair value and related carrying amounts of long-term debt, which excludes capital lease obligations and net unamortized debt issuance costs, premiums and discounts:

	September 30, 2018		December 31, 2017
(In millions)	Carrying Value	Fair Value	Carrying Value	Fair Value
Long-term debt	$1,377	$1,432	$1,396	$1,525

The fair values of long-term debt reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of CEI, which resulted in long-term debt being classified as Level 2 in the fair value hierarchy.

Investments

All temporary cash investments purchased with an initial maturity of three months or less are reported as cash equivalents on the Consolidated Balance Sheets at cost, which approximates their fair market value. Investments other than cash and cash equivalents include held-to-maturity securities and notes receivable.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

8. REGULATORY MATTERS

Ohio

The Ohio Companies currently operate under ESP IV, which commenced June 1, 2016 and expires May 31, 2024. The material terms of ESP IV, as approved in the PUCO’s Opinion and Order issued on March 31, 2016 and Fifth Entry on Rehearing on October 12, 2016, include Rider DMR, which provides for the Ohio Companies to collect $132.5 million annually for three years, with the possibility of a two-year extension. Rider DMR will be grossed up for federal income taxes, resulting in an approved amount of approximately $168 million annually (approximately $60 million related to CEI) in 2018 and 2019. Revenues from Rider DMR will be excluded from the significantly excessive earnings test for the initial three-year term, but the exclusion will be reconsidered upon application for a potential two-year extension. The PUCO set three conditions for continued recovery under Rider DMR: (1) retention of the corporate headquarters and nexus of operations in Akron, Ohio; (2) no change in control of the Ohio Companies; and (3) a demonstration of sufficient progress in the implementation of grid modernization programs approved by the PUCO. ESP IV also continues a base distribution rate freeze through May 31, 2024. In addition, ESP IV continues the supply of power to non-shopping customers at a market-based price set through an auction process.

ESP IV also continues Rider DCR, which supports continued investment related to the distribution system for the benefit of customers, with increased revenue caps of $30 million per year from June 1, 2016 through May 31, 2019; $20 million per year from June 1, 2019 through May 31, 2022; and $15 million per year from June 1, 2022 through May 31, 2024. Other material terms of ESP IV include: (1) the collection of lost distribution revenues associated with energy efficiency and peak demand reduction programs; (2) an agreement to file a Grid Modernization Business Plan for PUCO consideration and approval (which filing was made on February 29, 2016 and remains pending); (3) a goal across FirstEnergy to reduce carbon dioxide emissions by 90% below 2005 levels by 2045; (4) contributions, totaling $51 million, to: (a) fund energy conservation programs, economic development and job retention in the Ohio Companies’ service territories; (b) establish a fuel-fund in each of the Ohio Companies’ service territories to assist low-income customers; and (c) establish a Customer Advisory Agency to ensure preservation and growth of the competitive market in Ohio; and (5) an agreement to file an application to transition to a straight fixed variable cost recovery mechanism for residential customers’ base distribution rates, which filing was made on April 3, 2017 and which the PUCO denied on June 13, 2018.

Several parties, including the Ohio Companies, filed applications for rehearing regarding the Ohio Companies’ ESP IV with the PUCO. The Ohio Companies’ application for rehearing challenged, among other things, the PUCO’s failure to adopt the Ohio Companies’ suggested modifications to Rider DMR. The Ohio Companies had previously suggested that a properly designed Rider DMR would be valued at $558 million annually for eight years and include an additional amount that recognizes the value of the economic impact of FirstEnergy maintaining its headquarters in Ohio. Other parties’ applications for rehearing argued, among other things, that the PUCO’s adoption of Rider DMR is not supported by law or sufficient evidence. On August 16, 2017, the PUCO denied all remaining intervenor applications for rehearing, denied the Ohio Companies’ challenges to the modifications to Rider DMR and added a third-party monitor to ensure that Rider DMR funds are spent appropriately. On September 15, 2017, the Ohio Companies filed an application for rehearing of the PUCO’s August 16, 2017 ruling on the issues of the third-party monitor and the return on equity calculation for advanced metering infrastructure. On October 11, 2017, the PUCO denied the Ohio Companies’ application for rehearing on both issues. On October 16, 2017, the Sierra Club and the OMAEG filed notices of appeal with the Supreme Court of Ohio appealing various PUCO entries on their applications for rehearing. On November 16, 2017, the Ohio Companies intervened in the

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appeal. Additional parties subsequently filed notices of appeal with the Supreme Court of Ohio challenging various PUCO entries on their applications for rehearing. On February 26, 2018, the appellants filed their briefs. Briefs of the PUCO and the Ohio Companies were filed on May 29, 2018. On July 9, 2018, the appellants filed their reply briefs. On September 26, 2018, the Supreme Court of Ohio denied a July 30, 2018 joint motion filed by the OCC, NOAC and the OMAEG to stay the portions of the PUCO’s orders and entries under appeal that authorized Rider DMR. Oral argument on the appeals is scheduled for January 9, 2019.

Under Section 4928.66 of the ORC, the Ohio Companies are required to implement energy efficiency programs that achieve certain annual energy savings and total peak demand reductions. Starting in 2017, Section 4928.66 of the ORC requires the energy savings benchmark to increase by 1% and the peak demand reduction benchmark to increase by 0.75% annually thereafter through 2020 and the energy savings benchmark to increase by 2% annually from 2021 through 2027, with a cumulative benchmark of 22.2% by 2027.

On April 15, 2016, the Ohio Companies filed an application for approval of their three-year energy efficiency portfolio plans for the period from January 1, 2017 through December 31, 2019. The plans as proposed comply with benchmarks contemplated by Section 4928.66 of the ORC and provisions of the ESP IV, and include a portfolio of energy efficiency programs targeted to a variety of customer segments, including residential customers, low-income customers, small commercial customers, large commercial and industrial customers and governmental entities. On December 9, 2016, the Ohio Companies filed a Stipulation and Recommendation with several parties that contained changes to the plan and a decrease in the plan costs. The Ohio Companies anticipate the cost of the plans will be approximately $268 million over the life of the portfolio plans, and such costs are expected to be recovered through the Ohio Companies’ existing rate mechanisms. On November 21, 2017, the PUCO issued an order that approved the filed Stipulation and Recommendation with several modifications, including a cap on the Ohio Companies’ collection of program costs and shared savings set at 4% of the Ohio Companies’ total sales to customers as reported on 2015 FERC Form 1. On December 21, 2017, the Ohio Companies filed an application for rehearing challenging the PUCO’s modification of the Stipulation and Recommendation to include the 4% cost cap, which was denied by the PUCO on January 10, 2018. On March 12, 2018, the Ohio Companies filed a Notice of Appeal with the Supreme Court of Ohio challenging the PUCO’s imposition of a 4% cost cap. Various other parties also filed Notices of Appeal challenging various PUCO entries on their applications for rehearing. The Ohio Companies filed their brief on May 21, 2018. The PUCO filed its brief on July 30, 2018, and the Ohio Companies filed their reply brief on September 10, 2018. Oral argument on the appeals is scheduled for February 20, 2019.

Ohio law requires electric utilities and electric service companies in Ohio to serve part of their load from renewable energy resources measured by an annually increasing percentage amount through 2026, except that, in 2014, Ohio Substitute Senate Bill 310 froze 2015 and 2016 requirements at the 2014 level (2.5%), pushing back scheduled increases, which resumed in 2017 (3.5%), and increases 1% each year through 2026 (to 12.5%) and shall remain at 12.5% in 2027 and each year thereafter. The Ohio Companies conducted RFPs in 2009, 2010 and 2011 to secure RECs to help meet these renewable energy requirements. In September 2011, the PUCO opened a docket to review the Ohio Companies’ alternative energy recovery rider through which the Ohio Companies recover the costs of acquiring these RECs. The PUCO issued an Opinion and Order on August 7, 2013, approving the Ohio Companies’ acquisition process and their purchases of RECs to meet statutory mandates in all instances except for certain purchases arising from one auction and directed the Ohio Companies to credit non-shopping customers in the amount of $43.4 million, plus interest, on the basis that the Ohio Companies did not prove such purchases were prudent. On December 24, 2013, following the denial of their application for rehearing, the Ohio Companies filed a notice of appeal and a motion for stay of the PUCO’s order with the Supreme Court of Ohio, which was granted. The OCC and the ELPC also filed appeals of the PUCO’s order. On January 24, 2018, the Supreme Court of Ohio

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reversed the PUCO order finding that the order violated the rule against retroactive ratemaking. On February 5, 2018, the OCC and ELPC filed a motion for reconsideration, to which the Ohio Companies responded in opposition on February 15, 2018. On April 25, 2018, the Supreme Court of Ohio denied the motion for reconsideration. As a result, in the second quarter of 2018, CEI recognized a pre-tax benefit to earnings (within the Amortization (deferral) of regulatory assets, net line on the Consolidated Statement of Income) of approximately $26 million to reverse the liability associated with the PUCO opinion and order.

On December 1, 2017, the Ohio Companies filed an application with the PUCO for approval of a DPM Plan. The DPM Plan is a portfolio of approximately $450 million in distribution platform investment projects, which are designed to modernize the Ohio Companies’ distribution grid, prepare it for further grid modernization projects, and provide customers with immediate reliability benefits. The Ohio Companies have requested that the PUCO issue an order approving the DPM Plan and associated cost recovery so that the Ohio Companies can expeditiously commence the DPM Plan and customers can begin to realize the associated benefits.

On January 10, 2018, the PUCO opened a case to consider the impacts of the Tax Act and determine the appropriate course of action to pass benefits on to customers. The Ohio Companies, effective January 1, 2018, were required to establish a regulatory liability for the estimated reduction in federal income tax resulting from the Tax Act, and filed comments on February 15, 2018, explaining that customers will save nearly $40 million annually as a result of updating tariff riders for the tax rate changes and that the Ohio Companies’ base distribution rates are not impacted by the Tax Act changes because they are frozen through May 2024. The Ohio Companies filed reply comments on March 7, 2018. On October 24, 2018, the PUCO entered an Order in its investigation into the impacts of the Tax Act on Ohio’s utilities, directing that, by January 1, 2019, all Ohio rate-regulated utility companies, unless ordered otherwise, file applications not for an increase in rates to reflect the impact of the Tax Act on each specific utility’s current rates.

Federal Regulation

With respect to its wholesale power services and rates, CEI is subject to regulation by FERC. Under the FPA, FERC regulates rates for interstate wholesale sales, accounting and other matters. FERC regulates the sale of power for resale in interstate commerce in part by granting authority to public utilities to sell wholesale power at market-based rates upon showing that the seller cannot exert market power in generation or transmission or erect barriers to entry into markets. CEI has been authorized by FERC to sell wholesale power in interstate commerce and has a market-based rate tariff on file with FERC; although major wholesale purchases remain subject to regulation by the relevant state commissions. As a condition to selling electricity on a wholesale basis at market-based rates, CEI, like other entities granted market-based rate authority, must file electronic quarterly reports with FERC listing its sales transactions for the prior quarter.

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FERC Matters

Reliability Matters

Federally-enforceable mandatory reliability standards apply to the bulk electric system and impose certain operating, record-keeping and reporting requirements on CEI. NERC is the ERO designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day implementation and enforcement of these reliability standards to eight regional entities, including RFC. All of FirstEnergy’s facilities, including those of CEI, are located within the RFC region. FirstEnergy actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its companies, including CEI, in response to the ongoing development, implementation and enforcement of the reliability standards implemented and enforced by RFC.

FirstEnergy, including CEI, believes that it is in compliance with all currently-effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, FirstEnergy, including CEI, occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such occurrences are found, FirstEnergy, including CEI, develops information about the occurrence and develops a remedial response to the specific circumstances, including, in appropriate cases, “self-reporting” an occurrence to RFC. Moreover, it is clear that NERC, RFC and FERC will continue to refine existing reliability standards, as well as to develop and adopt new reliability standards. Any inability on FirstEnergy’s, including CEI’s, part to comply with the reliability standards for its bulk electric system could result in the imposition of financial penalties, and obligations to upgrade or build transmission facilities, that could have a material adverse effect on CEI’s financial condition, results of operations and cash flows.

PJM Transmission Rates

PJM and its stakeholders have been debating the proper method to allocate costs for a certain class of new transmission facilities since 2005. While FirstEnergy and other parties advocate for a traditional “beneficiary pays” (or usage-based) approach, others advocate for “socializing” the costs on a load-ratio share basis, where each customer in the zone would pay based on its total usage of energy within PJM. This question has been the subject of extensive litigation before FERC and the appellate courts, including before the Seventh Circuit. On June 25, 2014, a divided three-judge panel of the Seventh Circuit ruled that FERC had not quantified the benefits that western PJM utilities would derive from certain new 500 kV or higher lines and thus had not adequately supported its decision to socialize the costs of these lines. The majority found that eastern PJM utilities are the primary beneficiaries of the lines, while western PJM utilities are only incidental beneficiaries, and that, while incidental beneficiaries should pay some share of the costs of the lines, that share should be proportionate to the benefit they derive from the lines, and not on load-ratio share in PJM as a whole. The court remanded the case to FERC, which issued an order setting the issue of cost allocation for hearing and settlement proceedings. On June 15, 2016, various parties, including CEI, filed a settlement agreement at FERC agreeing to apply a combined usage-based/socialization approach to cost allocation for charges to transmission customers in the PJM region for transmission projects operating at or above 500 kV. For historical transmission costs prior to January 1, 2016, the settlement agreement provides a “black-box” schedule of credits to, and payments from, customers across PJM’s transmission zones. From January 1, 2016 forward, PJM will collect a charge for the revenue requirement associated with each transmission enhancement through a “50-50” calculation, with 50% based on a load-ratio share and the other 50% a solution-based distribution factor hybrid method. On May 31, 2018, FERC approved the settlement agreement as filed, without conditions. As a result of the settlement, CEI

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recorded a pre-tax benefit of approximately $28 million and $15 million during the second and third quarters of 2018, respectively (within the Other operating expenses line on the Consolidated Statement of Income), relating to the amount of refund CEI will receive and retain from PJM for the period prior to January 1, 2016. PJM implemented the settlement for transmission service purchased in July 2018 in customer bills beginning in August 2018. CEI does not currently foresee a material impact from implementation of the settlement agreement going forward. Requests for rehearing or clarification of FERC’s May 31, 2018 orders and related responses remain pending before FERC.

9. COMMITMENTS AND CONTINGENCIES

Environmental Matters

Various federal, state and local authorities regulate CEI with regard to air and water quality and other environmental matters. Pursuant to a March 28, 2017 executive order, the EPA and other federal agencies are to review existing regulations that potentially burden the development or use of domestically produced energy resources and appropriately suspend, revise or rescind those that unduly burden the development of domestic energy resources beyond the degree necessary to protect the public interest or otherwise comply with the law. CEI cannot predict the timing or ultimate outcome of any of these reviews or how any future actions taken as a result thereof, in particular with respect to existing environmental regulations, may impact its business, results of operations, cash flows and financial condition.

Compliance with environmental regulations could have a material adverse effect on CEI’s earnings and competitive position to the extent that CEI competes with companies that are not subject to such regulations and, therefore, do not bear the risk of costs associated with compliance, or failure to comply, with such regulations.

Other Legal Proceedings

Other Legal Matters

There are various lawsuits, claims (including claims for asbestos exposure) and proceedings related to CEI’s normal business operations pending against CEI and its subsidiary. The loss or range of loss in these matters is not expected to be material to CEI or its subsidiary. The other potentially material items not otherwise discussed above are described under Note 8, “Regulatory Matters.”

CEI accrues legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where CEI determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that CEI or its subsidiary has legal liability or is otherwise made subject to liability based on any of the matters referenced above, it could have a material adverse effect on CEI’s or its subsidiary’s financial condition, results of operations and cash flows.